                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                          TESORO PETROLEUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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

                          TESORO PETROLEUM CORPORATION
                             ---------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 2001
                             ---------------------

     The 2001 Annual Meeting of Stockholders of Tesoro Petroleum Corporation (the "Company") will be held at the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado, at 10:00 A.M. Mountain time on Wednesday, May 23, 2001, for the following purposes:

          1. To elect seven directors of the Company;

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on March 29, 2001, are entitled to notice of and to vote at the annual meeting.

                                                By Order of the Board of
                                                Directors,

                                                       JAMES C. REED, JR.
                                                           Secretary

April 23, 2001
San Antonio, Texas
                             ---------------------

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

                          TESORO PETROLEUM CORPORATION

                                PROXY STATEMENT

                             ---------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 2001

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as the "Board") of Tesoro Petroleum Corporation ("Tesoro" or the "Company") of proxies to be voted at the 2001 Annual Meeting of Stockholders to be held on Wednesday, May 23, 2001, and at any adjournment thereof.

     Each proxy will be voted as specified thereon by the stockholder. Any duly executed proxy not specifying the contrary will be voted (i) for the directors nominated for election at the meeting and (ii) for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001. A stockholder giving a proxy may revoke it by written notice to the Secretary of the Company at any time before it is voted.

     At the close of business on March 29, 2001, the record date for the 2001 annual meeting, there were outstanding and entitled to vote 30,927,615 shares of Common Stock of the Company. The holders of Common Stock are entitled to one vote for each share held by them on all matters submitted to them. The Company has no other voting securities outstanding.

     A copy of the Company's 2000 Annual Report to Stockholders, including financial statements, is being mailed with this Proxy Statement to all stockholders as of the record date.

     The principal executive offices of the Company are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about April 23, 2001.

                            1. ELECTION OF DIRECTORS

     At the 2001 annual meeting, the stockholders are requested to elect seven directors, constituting the whole Board of Directors, to hold office until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified. Unless otherwise specified, all duly executed proxies received on a timely basis will be voted for the nominees set forth below. Each of such nominees has indicated his willingness to serve as a director, if elected, and the Company has no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

     The election of director nominees requires a plurality of the votes cast at the election. Under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors ("Abstentions"), and shares as to which a broker indicates that it does not have discretionary authority to vote ("Broker Non-Votes") on the election of directors, will not be counted as voting thereon and will not affect the election of the nominees receiving a plurality of the votes cast.

     On March 2, 2001, Mr. Sean O'Keefe resigned from the Company's Board of Directors to assume the position of Deputy Director of the Office of Management and Budget for President George W. Bush.

Mr. O'Keefe was named to the Tesoro Board in December 2000 to fill a then newly-created directorship. In connection with Mr. O'Keefe's resignation, the Board of Directors reduced the number of directors which constitute the whole Board from eight to seven. The stockholders are being asked to elect seven directors to hold office until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified, and proxies cannot be voted for more than seven nominees.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Certain information as to each nominee for director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and notes thereto has been furnished to the Company by the respective nominees.

                                               SERVED AS
                                   AGE AT     DIRECTOR OF
                                  MARCH 29,   THE COMPANY         OTHER POSITIONS AND OFFICES
              NAME                  2001         SINCE                  WITH THE COMPANY
              ----                ---------   -----------   ----------------------------------------
Steven H. Grapstein.............     43          1992            Vice Chairman of the Board of
                                                                       Directors(a)(b)(c)
William J. Johnson..............     66          1996                        (b)(d)
Raymond K. Mason, Sr. ..........     74          1983                        (a)(d)
Donald H. Schmude...............     65          1999                         (b)
Bruce A. Smith..................     57          1995         Chairman of the Board of Directors,
                                                            President and Chief Executive Officer(a)
Patrick J. Ward.................     70          1996                        (c)(d)
Murray L. Weidenbaum............     74          1992                        (a)(c)

---------------

(a)  Member of the Executive Committee (Mr. Smith, Chairman).

(b)  Member of the Audit Committee (Mr. Grapstein, Chairman).

(c)  Member of the Governance Committee (Dr. Weidenbaum, Chairman).

(d)  Member of the Compensation Committee (Mr. Mason, Chairman).
                             ---------------------

     Steven H. Grapstein has been Chief Executive Officer of Kuo Investment Company and subsidiaries ("Kuo"), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. He is also a director of several of the Kuo companies. Mr. Grapstein has been a Vice President of Oakville N.V. ("Oakville"), a Kuo subsidiary, since 1989.

     William J. Johnson has been a petroleum consultant and president of JonLoc Inc., a private company engaged in oil and gas investments, since 1994 and a managing director of M.E. Zukerman & Co., merchant bankers involved with energy financing and investments, since 1995. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held, independent oil and gas company. Mr. Johnson is on the Board of Directors of Devon Energy Corporation, a publicly held company engaged in oil and gas exploration, development and production, and the acquisition of producing properties.

     Raymond K. Mason, Sr., served as Chairman of the Board of Directors of American Banks of Florida, Inc., from 1978 to 1998.

     Donald H. Schmude has 36 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions.

     Bruce A. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since June 1996. He has been a director of the Company since July 1995. Mr. Smith was President and Chief Executive Officer of the Company from September 1995 to June 1996; Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company from July 1995 to September 1995; and Executive Vice President responsible for Exploration and Production and Chief Financial Officer of the Company from September 1993 to July 1995.

     Patrick J. Ward has 47 years of experience in international energy operations with Caltex Petroleum Corporation, a 50/50 joint venture of Chevron Corp. and Texaco, Inc., engaged in the business of refining and marketing. Prior to his retirement in 1995, he was Chairman, President and Chief Executive Officer of Caltex, positions he had held since 1990. Mr. Ward served on the Board of Directors of Caltex from 1989 to 1995.

     Murray L. Weidenbaum, an economist and educator, has been the Mallinckrodt Distinguished University Professor at Washington University in St. Louis, Missouri, since 1971. He was Chairman of the University's Center for the Study of American Business from 1975 to 2000, when its name was changed to the Weidenbaum Center on the Economy, Government, and Public Policy. He now serves as Honorary Chairman of the Center.

     No director or nominee for election as director of the Company has a family relationship with any other director, nominee or executive officer of the Company.
                             ---------------------

     The Board of Directors met eight times during fiscal year 2000. Each member of the Board of Directors attended at least 75 percent of the meetings of the Board and committees on which such director served during fiscal year 2000. The Board of Directors has an Executive Committee and the following standing committees: Compensation Committee, Governance Committee and Audit Committee.

     The Executive Committee, between meetings of the Board, has and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as provided in Article III of the By-laws of the Company and has and may exercise such other powers and authority as may be lawfully delegated to such committee by the Board, including the power and authority (i) to declare a dividend on the Company's capital stock, (ii) to authorize the issuance of the Company's capital stock, (iii) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, and (iv) to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the Board or the Executive Committee as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. The Executive Committee did not meet during fiscal year 2000.

     The Compensation Committee's primary purposes are (i) to review and approve all areas of senior executive compensation including but not limited to salary adjustments, cash incentive awards and stock incentives, and to review and approve the aggregate amount of all merit increases, cash incentive awards and stock incentives for the Company's other executives; (ii) to administer and interpret the Company's Amended Incentive Stock Plan of 1982, Amended and Restated Executive Long-Term Incentive Plan, the Key Employee Stock Option Plan and any future incentive plans, to the extent set forth in such plans; (iii) to review Company retirement matters, consider amendments to the Company's retirement plans based on cost and benefit considerations, make recommendations to the Board of Directors in respect to such amendments and proposals, and review and approve any overall changes in retirement benefit formulas; (iv) to review new employment agreements, amendments and extensions of existing employment agreements, and to make recommendations to the Board of Directors with respect to such agreements; (v) to administer and interpret employment agreements and make recommendations to the Board of Directors with respect thereto; and (vi) to consult with the Board of Directors and review with the Board the actions of the Compensation Committee as appropriate. The Compensation Committee met three times during fiscal year 2000.

     The Governance Committee considers and recommends to the Board from time to time suitable candidates for membership on the Board, including nominees recommended by stockholders. Stockholders wishing to submit a recommendation should write to the Governance Committee. Stockholders may also make nominations for director at annual or certain special stockholder meetings if they comply with the procedures described below. The Governance Committee also reviews and makes recommendations to the Board annually regarding (i) the organization and structure of the Board and the committees of the Board and selection of new director candidates; (ii) compensation for the members of the Board; (iii) guidelines on corporate governance issues; and (iv) the role and effectiveness of the Chief Executive Officer, the Board and each committee of the Board. The Governance Committee met three times during fiscal year 2000.

     The Audit Committee's primary purposes are (i) to aid the individual directors and the Board of Directors as a whole in performing and fulfilling their oversight responsibilities for financial information and reporting to the public and any regulatory body; (ii) to aid in maintaining the quality, reliability, credibility and integrity of accounting policies, financial reporting and disclosures; (iii) to oversee, recommend and support, with management and/or the Board of Directors, as appropriate, efforts to improve and maintain adequate standards and procedures for accounting and internal controls;
(iv) to provide open communication between the Board of Directors and accounting, legal, internal audit and the external auditors; and (v) to recommend and support, with management and/or the Board of Directors, as appropriate, efforts to assure the Company's compliance with the requirements of the Foreign Corrupt Practices Act of 1977, as amended. The Audit Committee met four times during fiscal year 2000. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board of Directors and is attached to this Proxy Statement as Appendix A. All three members of the Audit Committee are "Independent" as this term is defined in the New York Stock Exchange listing standards. For further information, see the Audit Committee Report on page 21.
                             ---------------------

     Under the Company's By-laws, a stockholder of the Company entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a stockholder meeting. Nominations for director may be made by stockholders only after compliance with the procedures set forth in the Company's By-laws. The following summary is qualified in its entirety by reference to the full text of the By-laws. Written notice of such stockholder's intent to make such nomination must be delivered to the Company (Attention: Corporate Secretary) on a timely basis as set forth below and must contain (i) the name and address of the stockholder as it appears on the Company's books and of the beneficial owner, if any, on behalf of whom such nomination is made, and (ii) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

     In the case of an annual meeting of stockholders, the required notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the notice must be delivered no earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board is increased and there is no public announcement specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered not later than the close of business on the tenth day following the day on which the public announcement is first made by the Company. In the case of a special meeting of stockholders at which directors are proposed to be elected in the notice of meeting, the stockholder wishing to make a nomination for director must deliver the required written notice to the Company (Attention: Corporate Secretary) not earlier than the ninetieth day prior to the special meeting and not later than the close of business on the later of the sixtieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
                             ---------------------

COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an officer of the Company receives (i) a base retainer of $18,000 per year, (ii) an additional $2,000 for each meeting of the Board of Directors or any committee thereof attended in person, including committee meetings held on the same day as a meeting of the Board of Directors, and (iii) $1,000 for each telephone meeting in which the member participates. The non-executive Vice Chairman of the Board of Directors receives $25,000 per year for his service. In addition, the Chairmen of the Audit, Compensation, and Governance Committees each receive $5,000 per year for their service in such positions. The Company provides group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $350,000 for each of the members of the Board of Directors who are not employees of the Company. The premium for such insurance ranged from $178 to $2,064 for each of these directors during fiscal year 2000.

     One-half of each of the director's annual retainer is paid in Common Stock of the Company on an annual basis. Within 30 days after the annual meeting of stockholders of the Company at which the director is elected, the Company issues a number of shares equal to one-half of the annual retainer in effect on the date of such meeting divided by the average of the closing prices for the Common Stock, as reported on the New York Stock Exchange (the "NYSE") composite tape, for the ten trading days prior to such annual meeting. The shares of Common Stock issued to the directors will be held by the Company and will not be sold, pledged or otherwise disposed of and the shares will not be delivered to the directors until the earliest of (i) the first anniversary date of the annual meeting which immediately preceded the issuance of such shares or (ii) the next succeeding annual meeting of the stockholders or (iii) the date on which the person ceases to be a director; provided that, in the case of clause (iii), if the person ceases to be a director for any reason other than death or disability, the number of shares delivered shall be reduced pro rata for the period of time from termination as a director to the first anniversary date of the immediately preceding annual meeting of the stockholders. The directors have full voting rights with respect to such shares of Common Stock.

     The Company had previously established an unfunded Non-Employee Director Retirement Plan ("Director Retirement Plan") which provided eligible directors with retirement payments upon meeting certain age or other requirements. However, to more closely align director compensation with shareholders' interest, in March 1997, the Board of Directors elected to freeze the Director Retirement Plan and transfer accrued benefits of each participating director to an account ("Account") for each director in the Tesoro Petroleum Corporation Board of Directors Deferred Phantom Stock Plan ("Phantom Stock Plan"). After the amendment and transfer, only those retired directors or beneficiaries who had begun receiving benefits remained participants in the Director Retirement Plan. By participating in the Phantom Stock Plan, each director waives any and all rights under the Director Retirement Plan. Under the Phantom Stock Plan, each current and future non-employee director ("Participant") shall have credited to his Account as of the last day of the year a yearly accrual equal to $7,250 (limited to 15 accruals, including previous accruals of retirement benefits under the Director Retirement Plan); and each Participant who is serving as a chairman of a committee of the Board of Directors immediately prior to his termination as director and who has served at least three years as a director shall have an additional $5,000 credited to his Account. The Phantom Stock Plan allows for pro rata calculations of the yearly accrual in the event a director serves for part of a year. In addition, a Participant may elect to defer any part or all of the cash portion of his annual director retainer into his Account. Each transfer, accrual or deferral shall be credited quarterly to the Participant's Account in units based upon the number of shares that could have been purchased with the dollars credited based upon the closing price of the Company's Common Stock on the NYSE on the date the amount is credited. Dividends or other distributions accrue to the Participant's Account. Participants are vested 100 percent at all times with respect to deferrals and, if applicable, the chairman fee portion of his Account. Participants vest in the yearly accruals upon completion of three full years of service as a member of the Board. If a Participant voluntarily resigns or is removed from the Board prior to serving three years on the Board, he shall forfeit all amounts not vested. If a director dies, retires, or becomes disabled, he shall be 100 percent vested in his Account without regard to services. Distributions from the Phantom Stock Plan shall be made in cash, based on the closing market price of the Company's Common Stock on the NYSE on the business day immediately preceding the date on which the cash distribution is to be made, and such distributions shall be made in either a lump-sum distribution or in annual installments not exceeding ten years. Death, disability, retirement or cessation of a Participant as a director of the Company constitute an event requiring a distribution. Upon the death of a Participant, the Participant's beneficiary will receive as soon as practicable the cash value of the Participant's Account as of the date of death. At December 31, 2000, Participant's Accounts included 7,238 units, 3,017 units, 17,500 units, 1,861 units, 4,296 units and 8,683 units of phantom stock for Messrs. Grapstein, Johnson, Mason, Schmude, Ward and Weidenbaum, respectively.

     Under the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan ("Deferred Compensation Plan"), a director electing to participate may defer between 20 percent and 100 percent of his total cash compensation for the ensuing year, which deferred fees are credited to an interest-bearing account maintained by the Company. Interest is applied to each quarter's deferral at the prime rate published in The Wall Street Journal on the last business day of such quarter plus two percentage points (11.5 percent at December 31, 2000). All payments under the Deferred Compensation Plan are the sole obligation of the Company. Upon the death of a participating director, the balance in his account under the Deferred Compensation Plan is paid to his beneficiary or beneficiaries in one lump sum. In the event of the disability, retirement or the removal or resignation prior to the death, disability or retirement of a participating director, the balance in his account will be paid to such director in ten equal annual installments. In the event of a change of control (as "change of control" is defined in the Deferred Compensation Plan), the balance in each participating director's account will be distributed to him as a lump sum within 30 days after the date of the change of control. The Company also has an agreement with Frost National Bank of San Antonio, Texas, under which the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Trust was established for the sole purpose of creating a fund to provide for the payment of deferred compensation to participating directors under the Deferred Compensation Plan.

     The Company's 1995 Non-Employee Director Stock Option Plan ("1995 Plan") provides for the grant to non-employee directors of automatic, non-discretionary stock options, at an exercise price equal to the fair market value of the Common Stock as of the date of grant. Under the 1995 Plan, each person serving as a non-employee director on February 23, 1995, or elected thereafter, initially receives an option to purchase 5,000 shares of the Company's Common Stock. Thereafter, each non-employee director, while the 1995 Plan is in effect and shares are available to grant, is granted an option to purchase shares of Common Stock (amounting to 1,000 shares prior to March 2000 and 3,000 shares thereafter) on the next day after each annual meeting of the Company's stockholders but not later than June 1, if no annual meeting is held. All options under the 1995 Plan become exercisable six months after the date of grant. The 1995 Plan will terminate as to the issuance of stock options in February 2005. Under the 1995 Plan, stock options for 3,000 shares with an exercise price of $9.50 per share were granted to each non-employee director of the Company on May 26, 2000. At March 29, 2001, the Company had 83,000 options outstanding and 44,000 shares available for future grants under the 1995 Plan.
                             ---------------------

STOCK OWNERSHIP

     The following table shows the beneficial ownership of the Company's Common Stock reported to the Company as of March 29, 2001, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options or stock awards or conversion of Premium Income Equity Securities ("PIES")) within the meaning of Rule 13d-3(d)(1) under the Exchange Act for each director and nominee, the Chief Executive Officer, the other four most highly compensated officers of the Company during 2000 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of Common Stock listed.

     The PIES, which represent fractional interests in the Company's 7.25% Mandatorily Convertible Preferred Stock, have no voting rights. The 10,350,000 PIES outstanding will automatically convert into shares of Common Stock on July 1, 2001, at a conversion rate based upon a formula dependent upon the average closing price per share of Common Stock for the 20 trading days prior to July 1, 2001. The maximum conversion rate on July 1, 2001 would require each PIES to convert into one share of Common Stock. Before July 1, 2001, each PIES is convertible, at the option of the holder thereof, into 0.8455 shares of Common Stock, subject to adjustment in certain events. The table below does not assume conversion of the PIES, unless specifically indicated, since the calculations are based on data as of March 29, 2001, or rights to acquire beneficial ownership of Common Stock within 60 days thereafter.

                                                              BENEFICIAL OWNERSHIP OF
                                                                  COMMON STOCK ON
                                                                   MARCH 29, 2001
                                                              ------------------------
                                                                              PERCENT
                                                                SHARES        OF CLASS
                                                              -----------     --------
Steven H. Grapstein.........................................    953,365(a)(b)  3.072
William J. Johnson..........................................     13,751(a)     0.044
Raymond K. Mason, Sr. ......................................     33,179(a)     0.107
Donald H. Schmude...........................................     10,423(a)     0.034
Bruce A. Smith..............................................    792,184(c)     2.508
Patrick J. Ward.............................................     20,751(a)(d)  0.067
Murray L. Weidenbaum........................................     16,751(a)     0.054
William T. Van Kleef........................................    382,220(e)     1.223
James C. Reed, Jr. .........................................    251,889(f)     0.810
Stephen L. Wormington.......................................    238,114(g)     0.764
Thomas E. Reardon...........................................    158,228(h)     0.509
All directors, nominees for election as a director and
  executive officers as a group (19 individuals)............  3,139,566(i)     9.542

---------------

(a)  The shares shown include 13,000; 11,000; 13,000; 9,000; 12,000; and 13,000 shares for Mr. Grapstein, Mr. Johnson, Mr. Mason, Mr. Schmude, Mr. Ward and Dr. Weidenbaum, respectively, which such directors had the right to acquire through the exercise of stock options on March 29, 2001, or within 60 days thereafter. The shares shown for each director also include 930 shares of restricted Common Stock as payment of one-half of each director's annual retainer for 2000 (see page 5). Units of phantom stock payable in cash which have been credited to the directors under the Phantom Stock Plan (see page 5) and to Mr. Smith, Mr. Van Kleef and Mr. Reed under the 1998 Performance Incentive Compensation Plan (the "1998 Performance Plan") (see page 10) are not included in the shares shown above.

(b) The shares shown include 846,300 shares of the Company's Common Stock owned by Oakville. Mr. Grapstein is an officer of Oakville. As an officer, Mr. Grapstein shares voting and investment power with respect to such shares. The shares shown also include 84,550 shares which could be obtained upon the conversion of 100,000 PIES owned by Oakville into Common Stock on March 29, 2001. In addition, the shares shown include 6,764 shares which could be obtained upon the conversion of 8,000 PIES into Common Stock on March 29, 2001, for which Mr. Grapstein disclaims beneficial ownership of 4,000 PIES held in accounts for his minor children.

(c) The shares shown include 5,486 shares credited to Mr. Smith's account under the Company's Thrift Plan and 656,950 shares which Mr. Smith had the right to acquire through the exercise of stock options on March 29, 2001, or within 60 days thereafter.

(d) The shares shown include 6,000 shares owned by P&L Family Partnership Ltd. which Mr. Ward and his spouse control through 90 percent ownership.

(e) The shares shown include 4,440 shares credited to Mr. Van Kleef's account under the Company's Thrift Plan and 326,310 shares which Mr. Van Kleef had the right to acquire through the exercise of stock options or stock awards on March 29, 2001, or within 60 days thereafter.

(f) The shares shown include 2,406 shares credited to Mr. Reed's account under the Company's Thrift Plan and 190,430 shares which Mr. Reed had the right to acquire through the exercise of stock options on March 29, 2001, or within 60 days thereafter.

(g) The shares shown include 3,474 shares credited to Mr. Wormington's account under the Company's Thrift Plan and 234,640 shares which Mr. Wormington had the right to acquire through the exercise of stock options on March 29, 2001, or within 60 days thereafter.

(h) The shares shown include 3,194 shares credited to Mr. Reardon's account under the Company's Thrift Plan and 153,050 shares which Mr. Reardon had the right to acquire through the exercise of stock options on March 29, 2001, or within 60 days thereafter. The shares shown also include 1,334 shares held in the name of Mr. Reardon's spouse for which he disclaims beneficial ownership.

(i) The shares shown include 33,361 shares credited to the accounts of executive officers and directors under the Company's Thrift Plan and 1,884,079 shares which directors and executive officers had the right to acquire through the exercise of stock options or stock awards on March 29, 2001, or within 60 days thereafter. The shares shown also include 575 shares which could be obtained upon the conversion of 680 PIES into Common Stock at March 29, 2001, held by an executive officer's child for which the executive officer disclaims beneficial ownership. The shares shown also include 726 shares and 400 shares held in the name of an executive officer's spouse and child, respectively, for which such executive officer disclaims beneficial ownership.

                             ---------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information from filings made with the Securities and Exchange Commission ("SEC") as to each person or group who on December 31, 2000 beneficially owned more than 5 percent of the outstanding shares of Common Stock of the Company.

                                                                             AMOUNT AND NATURE OF
                                                                             BENEFICIAL OWNERSHIP
                                                                             --------------------
                                                                             NUMBER OF   PERCENT
        TITLE OF CLASS             NAME AND ADDRESS OF BENEFICIAL OWNER       SHARES     OF CLASS
        --------------           -----------------------------------------   ---------   --------
Common Stock..................   Liberty Wanger Asset Management, L.P. (a)   3,976,700      12.9
                                 227 West Monroe Street, Suite 3000
                                 Chicago, IL 60606

Common Stock..................   Dimensional Fund Advisors Inc. (b)          2,309,600       7.5
                                 1299 Ocean Avenue, 11th Floor
                                 Santa Monica, CA 90401

Common Stock (c)..............   Citigroup Inc.                              4,661,900      14.3
                                 399 Park Avenue
                                 New York, NY 10043
                                 Salomon Smith Barney Holdings Inc.
                                 Salomon Brothers Asset Management
                                 Salomon Brothers Holding Company Inc.
                                 SSB Citi Fund Management LLC
                                 388 Greenwich Street
                                 New York, NY 10013

Common Stock..................   AXA Financial, Inc.,                        1,933,959       6.3
                                 parent holding company of
                                 Alliance Capital Management L.P. (d)
                                 1290 Avenue of the Americas
                                 New York, NY 10104

                                                        (See notes on next page)

---------------

(a) According to Amendment No. 5 to a Schedule 13G ("Amendment No. 5") jointly filed with the SEC, Liberty Wanger Asset Management, L.P. ("WAM") states that it is a Delaware limited partnership and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940 ("Investment Advisers Act"); WAM Acquisition GP, Inc. Ltd. ("WAM GP") states that it is a Delaware corporation and the General Partner of WAM; and Liberty Acorn Trust ("Acorn") states that it is a Massachusetts business trust and an Investment Company under Section 8 of the Investment Company Act. Amendment No. 5 indicates that the shares reported therein have been acquired on behalf of discretionary clients of WAM, including Acorn. According to Amendment No. 5, persons other than WAM and WAM GP are entitled to receive all dividends from, and proceeds from the sale of, those shares and Acorn is the only such person known to be entitled to receive all dividends from, and all proceeds from the sale of, shares reported therein to the extent of more than 5 percent of the class. According to Amendment No. 5, within the meaning of Rule 13d-3 of the Exchange Act, WAM and WAM GP beneficially own the shares shown in the table above and possess shared power to vote or to direct the vote and shared power to dispose or direct the disposition of these shares. Acorn, according to Amendment No. 5, beneficially owns 2,585,800 of such shares, or 8.4 percent of the class, and possesses shared voting and dispositive power with respect to these shares.

(b) According to an Amendment to a Schedule 13G (the "Amendment") filed with the SEC, Dimensional Fund Advisors Inc. ("Dimensional") states that it is a Delaware corporation and an investment adviser registered under the Investment Advisers Act. In the Amendment, Dimensional states that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In the Amendment, Dimensional states that in its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the 2,309,600 shares of Common Stock that are owned by the Funds. Dimensional states that these securities are owned by advisory clients, no one of which, to the knowledge of Dimensional, owns more than five percent of the class of securities. Dimensional disclaims beneficial ownership of such securities.

(c) According to Amendment No. 4 to a Schedule 13G ("Amendment No. 4") jointly filed with the SEC, Salomon Smith Barney Holdings, Inc. ("SSB Holdings") states that it is a New York corporation, and Salomon Brothers Asset Management ("SBAM"), Salomon Brothers Holding Company Inc. ("SBHC"), SSB Citi Fund Management LLC ("Citi Fund") and Citigroup Inc. state that they are Delaware corporations. SBHC is the sole stockholder of SBAM; SSB Holdings is the sole stockholder of both SBHC and Citi Fund; and Citigroup Inc. is the sole stockholder of SSB Holdings. In Amendment No. 4, each of the reporting persons show that they have shared voting and dispositive power with respect to the securities reported, which include the assumed conversion/exercise of certain securities held and shares for which the reporting persons disclaim beneficial ownership.

(d) A Schedule 13G was filed by AXA Financial, Inc.; AXA, which beneficially owns a majority interest in AXA Financial, Inc.; and the Mutuelles AXA, which as a group control AXA. In the Schedule 13G, Mutuelles AXA states that it acts as a parent holding company with respect to the holdings of the AXA entity, AXA Rosenberg (U.S.), which is deemed to have sole voting power of 8,400 shares and dispositive power of 20,000 shares. The Schedule 13G indicates that AXA Financial, Inc. is a parent holding company of Alliance Capital Management L.P., an investment adviser registered under the Investment Advisers Act which has sole voting power of 1,602,450 shares, shared voting power of 25,000 shares and sole dispositive power of 1,913,959 shares. Each of these subsidiaries operate under independent management and makes independent voting and investment decisions. In the
     Schedule 13G, each of the Mutuelles AXA, as a group, and AXA expressly declare that the filing of the Schedule 13G shall not be construed as an admission that it is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities covered.

                             ---------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10 percent of the Company's voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock or other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2000, its directors, executive officers and holders of more than 10 percent of the Company's voting stock complied with all Section 16(a) filing requirements.

                             ---------------------

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table contains information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years ended December 31, 2000, 1999 and 1998, of those persons who were on December 31, 2000, (i) the Chief Executive Officer and (ii) the other four most highly compensated officers of the Company (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                              -------------------------------------------
                                                                                        AWARDS                PAYOUTS
                                               ANNUAL COMPENSATION            --------------------------      -------
                                       ------------------------------------   RESTRICTED     SECURITIES
                                                               OTHER ANNUAL      STOCK       UNDERLYING         LTIP
                                        SALARY                 COMPENSATION    AWARD(S)     OPTIONS/SARS      PAYOUTS
NAME AND PRINCIPAL POSITION     YEAR     ($)      BONUS ($)       ($)(A)          ($)          (#)(C)           ($)
---------------------------     ----   --------   ----------   ------------   -----------   ------------   --------------
Bruce A. Smith................  2000   $770,000   $1,085,700       $ --          $ --          300,000     $     --
  Chairman of the Board of      1999    708,077      850,000         --            --          300,000           --
  Directors, President and      1998    616,667      640,000         --            (b)         281,900      4,087,500(d)
  Chief Executive Officer
William T. Van Kleef..........  2000   $470,000   $  574,340       $ --          $ --          180,000     $     --
  Executive Vice President and  1999    452,308      460,000         --            --          180,000           --
  Chief Operating Officer       1998    345,833      325,000         --            (b)         166,020      1,532,813(d)
James C. Reed, Jr. ...........  2000   $400,000   $  376,000       $ --          $ --           85,000     $     --
  Executive Vice President,     1999    355,769      300,000         --            --           85,000           --
  General Counsel and           1998    308,333      285,000         --            (b)          48,860      1,532,813(d)
  Secretary
Stephen L. Wormington.........  2000   $312,272   $  350,000       $ --          $ --           50,000     $
  Executive Vice President and  1999    300,262      223,200         --            --           48,000           --
  Chief Operating Officer,      1998    290,000      250,000         --            --           43,780          (d)
  Tesoro Refining, Marketing &
  Supply Company
Thomas E. Reardon.............  2000   $277,885   $  253,800       $ --          $ --           60,000     $     --
  Executive Vice President,     1999    239,616      190,000         --            --           60,000           --
  Corporate Resources           1998    204,712      165,000         --            --           38,000          (d)


                                 ALL OTHER
                                COMPENSATION
NAME AND PRINCIPAL POSITION        ($)(E)
---------------------------     ------------
Bruce A. Smith................   $1,042,050
  Chairman of the Board of        1,526,219
  Directors, President and        1,359,460
  Chief Executive Officer
William T. Van Kleef..........   $  618,329
  Executive Vice President and      717,127
  Chief Operating Officer           466,900
James C. Reed, Jr. ...........   $  159,070
  Executive Vice President,         962,956
  General Counsel and               877,859
  Secretary
Stephen L. Wormington.........   $   10,200
  Executive Vice President and        9,600
  Chief Operating Officer,            6,400
  Tesoro Refining, Marketing &
  Supply Company
Thomas E. Reardon.............   $  311,257
  Executive Vice President,         561,437
  Corporate Resources               435,378

---------------

(a) No payments were made to the named executive officers which are reportable in Other Annual Compensation. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officers for all periods shown.

(b) In October 1998, the Company's Board of Directors unanimously approved the 1998 Performance Plan, which is intended to advance the best interests of the Company and its stockholders by directly targeting Company performance to align with the ninetieth percentile historical stock-price growth rate for the Company's peer group. In addition, the 1998 Performance Plan will provide the Company's employees with additional compensation, contingent upon achievement of the targeted objectives, thereby encourag-ing them to continue in the employ of the Company. The 1998 Performance Plan's targeted objectives are for the fair market value of the Company's Common Stock to equal or exceed an average of $35 per share (the "First Performance Target") and $45 per share (the "Second Performance Target") on any 20 consecutive trading days during a period commencing on October 1, 1998 and ending on the earlier of September 30, 2002, or the date on which the Second Performance Target is achieved ("Performance Period"). Under the 1998 Performance Plan, in 1998 Mr. Smith, Mr. Van Kleef and Mr. Reed received contingent awards of performance-vested phantom stock in the amount of 340,000, 190,000 and 125,000 shares, respectively, and Mr. Wormington and Mr. Reardon were awarded contingent cash bonus opportunities. The contingent awards of performance-vested phantom stock entitle Messrs. Smith, Van Kleef and Reed to receive cash in an amount equal to the number of shares of phantom stock granted to him, multiplied by the fair market value of a share of Common Stock on the last day of the Performance Period if the Second Performance Target is achieved. If the First Performance Target is attained but the Second Performance Target is not attained, the executive officer would receive 25 percent of the award. Payout is deferred until the end of the Performance Period if the First Performance Target is attained or 30 days after the Performance Period if the Second Performance Target is attained.

(c) Amounts represent traditional stock options granted to each named executive officer.

(d) In connection with a special incentive strategy approved by the Compensation Committee of the Board of Directors in 1996, Messrs. Smith, Van Kleef and Reed received 200,000, 75,000 and 75,000 shares, respectively, of unrestricted Common Stock, and Messrs. Wormington and Reardon became fully vested in 75,000 and 50,000 stock options, respectively, on May 12, 1998, when a stock price performance target was achieved. Long-term incentive plan ("LTIP") payouts presented above represent the shares of Common Stock awarded under the incentive compensation strategy times $20.4375 per share, or the average market price of the Company's Common Stock on the day of reaching the performance target. Although Mr. Wormington and Mr. Reardon became fully vested in the stock options granted under this strategy upon reaching the performance target, none of the stock options have been exercised.

(e) All Other Compensation for 2000 includes amounts contributed by the Company and earnings on the executive officers' accounts in a supplemental retirement plan, the Funded Executive Security Plan (see "Retirement Benefits" on page 17), of $1,031,850, $608,129, $148,870 and $301,057 for
     Mr. Smith, Mr. Van Kleef, Mr. Reed and Mr. Reardon, respectively; and amounts contributed to the Company's Thrift Plan of $10,200 for each of the named executive officers. All Other Compensation for 1999 includes amounts contributed by the Company and earnings on the executive officers' accounts in the Funded Executive Security Plan of $1,517,927, $707,527, $953,356 and $551,837 for Mr. Smith, Mr. Van Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to the Company's Thrift Plan of $8,292 for Mr. Smith and $9,600 for each of the other four named executive officers. All Other Compensation for 1998 includes amounts contributed by the Company and earnings on the executive officers' accounts in the Funded Executive Security Plan of $1,353,060, $460,500, $871,459, and $428,978 for
     Mr. Smith, Mr. Van Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to the Company's Thrift Plan of $6,400 for each of the named executive officers.
                             ---------------------

OPTION GRANTS IN 2000

     The following table sets forth information concerning individual grants of traditional stock options to the named executive officers during the year ended December 31, 2000.

                             OPTION GRANTS IN 2000

                                               INDIVIDUAL GRANTS
                             -----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                               NUMBER OF                                               AT ASSUMED ANNUAL RATES
                              SECURITIES     % OF TOTAL                                    OF STOCK PRICE
                              UNDERLYING      OPTIONS     EXERCISE OR                       APPRECIATION
                                OPTIONS      GRANTED TO   BASE PRICE                       FOR OPTION TERM
                                GRANTED      EMPLOYEES     ($/SHARE)    EXPIRATION   ---------------------------
           NAME                 (#)(A)        IN 2000         (B)          DATE         5% ($)        10% ($)
           ----              -------------   ----------   -----------   ----------   ------------   ------------
Bruce A. Smith.............     300,000         20.4       $10.03125     10/23/10     $1,892,582     $4,796,169
William T. Van Kleef.......     180,000         12.3        10.03125     10/23/10      1,135,546      2,877,705
James C. Reed, Jr. ........      85,000          5.8        10.03125     10/23/10        536,230      1,358,914
Stephen L. Wormington......      50,000          3.4        10.03125     10/23/10        315,432        799,361
Thomas E. Reardon..........      60,000          4.1        10.03125     10/23/10        378,514        959,237

---------------

(a) The right to exercise these options vests in four equal annual installments beginning one year from the date of grant.

(b) The exercise price per share is the average of the high and low of the Company's Common Stock on the NYSE on the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN 2000 AND OPTION/SAR VALUES AT DECEMBER 31,
2000

     The following table reflects the number of unexercised stock options remaining at year-end 2000 and the potential value thereof based on the year-end market price of the Company's Common Stock of $11 5/8 per share. No stock options were exercised by the named executive officers during 2000.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS/SARS AT               OPTIONS/SARS AT
                             SHARES                        DECEMBER 31, 2000 (#)         DECEMBER 31, 2000 ($)
                          ACQUIRED ON       VALUE       ---------------------------   ---------------------------
          NAME            EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ------------   ------------   -----------   -------------   -----------   -------------
Bruce A. Smith..........       --            $ --         735,700(a)     762,200(a)   $1,283,375      $478,125
William T. Van Kleef....       --              --         320,310        413,010         204,869       286,875
James C. Reed, Jr. .....       --              --         190,430        184,430         223,375       135,469
Stephen L. Wormington...       --              --         234,640        119,140         153,750        79,688
Thomas E. Reardon.......       --              --         153,050        128,750         181,119        95,625

---------------

(a) The number of unexercised options/SARs include 78,750 exercisable phantom stock options and 96,250 unexercisable phantom stock options which were granted to Mr. Smith in 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Tesoro Petroleum Corporation has prepared the following report regarding 2000 executive compensation. The Compensation Committee, which is composed entirely of non-employee directors, is responsible for the review, interpretation and administration of all components of the Company's senior executive compensation programs and for the review and approval of the aggregate cost-related aspects of other compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for the Company's Chairman, President and Chief Executive Officer and for other officers named in the Summary Compensation Table, as well as general compensation information of all executive officers of the Company.

   COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

     It is the philosophy of the Company and the Compensation Committee that all compensation programs should (i) link pay and performance and (ii) attract, motivate, reward and retain the executive talent required to achieve corporate objectives. The Company also focuses on compensation tied to stock price performance, since this form of compensation provides a clear link between senior executive rewards and enhanced shareholder value. Several times a year, the Compensation Committee works with a nationally recognized compensation consulting firm that assists the Compensation Committee with the design, implementation and communication of various compensation plans.

     The Compensation Committee determines competitive levels of compensation using published compensation surveys (for energy and general industry companies of comparable size to the Company as measured by revenues), information obtained from its compensation consulting firm, and an analysis of compensation data contained in the proxy statements for the energy industry peer companies included in the Company's Total Shareholder Return Graph (the "Performance Graph").

     The Company's compensation programs for executives include base salaries, annual performance incentives, long-term incentives and certain executive benefits. Each of these compensation programs is further detailed below.

             DESCRIPTION OF THE 2000 EXECUTIVE COMPENSATION PROGRAM

  Base Salaries

     Base salaries for the Company's senior executive officers in 2000 were reviewed through comparisons with the market survey data described above. The Compensation Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Compensation Committee, using its discretion, considers market base salary rates at the fiftieth percentile of energy and general industry companies of comparable size to the Company (as measured by revenues), average annual salary increases for executives in companies of various sizes across the country, and overall corporate financial performance. The Compensation Committee also makes a subjective review of individual performance in making decisions on base salaries for senior executives. These criteria are assessed in a non-formula fashion and are not weighted. The current base salary levels for the senior executive officers are, overall, consistent with the Company's philosophy of targeting the fiftieth percentile of the published compensation survey data previously described.

  Annual Performance Incentives

     Under the Company's 2000 annual incentive strategy, senior executive award targets were set to bring total annual compensation to the fiftieth percentile of the market survey data upon achievement of target performance, with an opportunity to achieve top quartile payouts for outstanding results. The strategy was based on corporate performance for corporate positions and a combination of corporate and business unit performance for business unit positions. Award allocations under the strategy for corporate positions were tied to specific, quantitative performance measures as well as a qualitative assessment of individual performance.

     For 2000, the strategy was structured so that 75 percent of the annual incentive opportunity was tied to corporate financial results for both corporate positions and business unit positions. For corporate positions, the remaining 25 percent was tied to stock price performance and, for business unit positions, the remaining 25 percent was tied to business unit and/or individual performance. The corporate financial objectives for the year were earnings per share (weighted 75 percent) and return on capital employed (weighted 25 percent) relative to the Company's business plan. The business unit component of the program was assessed using discretion, but reflected measured results against such performance indicators as operating profit, safety, environmental performance, cost management and strategy implementation.

     Annual incentive awards earned in 2000 by executive officers were paid between target and maximum levels based on the Company's financial results and individual performance. The Compensation Committee did not award the 25 percent to any corporate positions, including the Chief Executive Officer, due to the under-performance of the Company's stock price.

  Long-Term Incentives

     The Company believes that its executive officers should have an ongoing stake in the success of the Company. The Company also believes that these key employees should have a considerable portion of their total compensation tied to the Company's stock price performance since stock-related compensation is directly tied to shareholder value.

     In 2000, the Compensation Committee provided stock option grants to key executives and to selected other employees under its ongoing long-term incentive program. Stock options provide a strong tie between pay and performance, since recipients realize value from stock options only if the Company's share price rises above the grant price. All stock options in 2000 were granted at 100 percent of fair market value at the time of grant.

     In determining the size of stock option grants for executive officers in 2000, the Compensation Committee considered market data on typical stock option grants at the twenty-fifth, fiftieth and seventy-fifth percentiles of the market survey data. The 2000 stock option grants made to executives, in aggregate, fell at the fiftieth percentile based on the Chief Executive Officer's and Compensation Committee's assessment of the individual's ability to affect long-term results. The Compensation Committee also considered the Company's total compensation program award opportunities in determining the size of these grants.

     In addition to its ongoing stock option program, the Company has established a special long-term incentive plan, the 1998 Performance Incentive Compensation Plan (the "1998 Performance Plan"), which is intended to provide market ninetieth percentile total pay if the Company achieves outstanding share price growth. The 1998 Performance Plan is also intended to encourage continued employment with the Company. The 1998 Performance Plan provides awards in the form of phantom stock for the Company's top three executive officers (including the Chief Executive Officer) and cash bonus opportunities to other eligible employees if specified stock price targets are achieved. The 1998 Performance Plan's targeted objectives are for the fair market value of the Company's Common Stock to equal or exceed an average of $35 per share (the "First Performance Target") and $45 per share (the "Second Performance Target") on any 20 consecutive trading days during a period commencing on October 1, 1998, and ending on the earlier of September 30, 2002, or the date on which the Second Performance Target is achieved (the "Performance Period"). Upon achievement of the First Performance Target, 25 percent of the awards would be vested, with payout deferred until the end of the Performance Period. The remaining 75 percent would be vested only upon achievement of the Second Performance Target during the Performance Period.

  Other Executive Benefits and Perquisites

     The Company also provides certain benefits and perquisites to its key executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package. These benefits and perquisites include, but are not limited to, supplemental retirement plans, change-in-control arrangements, and, for three of the senior executive officers, including the Chief Executive Officer, a flexible perquisites program (with a dollar limit placed on perquisite expenses) and employment agreements. Levels of Company benefits and perquisites for executives were in line with market fiftieth to seventy-fifth percentile levels.

        DISCUSSION OF 2000 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The discussion below applies to Mr. Smith's 2000 compensation.

  Base Salary

     The Compensation Committee decided not to change Mr. Smith's annual base salary of $770,000 in 2000, since this current base salary was only slightly below the market fiftieth percentile for the Company's comparison group in the published compensation surveys previously described.

  Annual Incentive Award

     Based on the Company's performance on the measures described under the Annual Performance Incentives section above (as well as strong individual performance in the area of establishing the Company's strategy and taking steps to enhance shareholder value), the Compensation Committee awarded Mr. Smith an annual incentive of $1,085,700 for 2000. This award was between the targeted and maximum levels provided under the program.

  Stock Options

     Mr. Smith received a grant of 300,000 stock options in 2000. These stock options were granted at 100 percent of the fair market value of the Company's Common Stock on the grant date. The size of the stock option grant was established at the fiftieth percentile of the published compensation survey data. Stock options are a performance-based element of compensation in that options produce income for the recipient only if the Company's stock price rises after the grant date.

             LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to the Chief Executive Officer or any other of its four most highly compensated executive officers, unless that compensation is "performance-based compensation" as defined by the Internal Revenue Code. The Company believes that its stock option grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). The Compensation Committee considers deductibility under Section 162(m) with respect to other compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in the best interest of the Company that the Compensation Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee as well as other corporate goals that the Compensation Committee deems important to the Company's success, such as encouraging employee retention and rewarding achievement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Raymond K. Mason, Sr., Chairman
William J. Johnson
Patrick J. Ward

April 11, 2001

PERFORMANCE GRAPH

     The Stock Price Performance Graph below compares the cumulative total return of the Company's Common Stock to the cumulative total return of the S&P 500 Composite Index and to a composite peer group of companies. Due to the sale of the Company's exploration and production operations in 1999, the Company selected a new peer group (the "New Peer Group") for 2000 to focus on its primary business segment, refining and marketing. The New Peer Group is comprised of the following: Frontier Oil Corporation; Giant Industries, Inc.; Holly Corporation; Sunoco, Inc.; Tosco Corporation; Ultramar Diamond Shamrock Corporation; and Valero Energy Corporation. The Company's former peer group (the "Old Peer Group") included the following: Holly Corporation; Murphy Oil Corporation; Ocean Energy, Inc.; Tosco Corporation; Ultramar Diamond Shamrock Corporation; and Valero Energy Corporation. The Old Peer Group also included the following companies (which have been merged or acquired) through their last publicly traded dates: The Louisiana Land and Exploration Company; MAPCO Inc.; Oryx Energy Company; Quaker State Corporation; and Union Texas Petroleum Holdings, Inc. The line graph below is for the period of five fiscal years commencing December 31, 1995 and ending December 31, 2000.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG THE COMPANY, THE S&P 500 INDEX AND A COMPOSITE PEER GROUP [PERFORMANCE GRAPH]

                                          TESORO PETROLEUM
                                            CORPORATION           S&P 500 INDEX          NEW PEER GROUP         OLD PEER GROUP
                                          ----------------        -------------          --------------         --------------
12/31/95                                       100.00                 100.00                 100.00                 100.00
12/31/96                                       162.32                 122.96                 132.58                 139.36
12/31/97                                       179.71                 163.98                 188.69                 164.78
12/31/98                                       140.58                 210.85                 140.54                 110.75
12/31/99                                       134.06                 255.21                 128.86                 122.46
12/31/00                                       134.78                 231.98                 182.03                 174.96

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 Tesoro Petroleum Corporation.....     $100       $162.32      $179.71      $140.58      $134.06      $134.78

 S&P 500 Index....................     $100       $122.96      $163.98      $210.85      $255.21      $231.98

 New Peer Group...................     $100       $132.58      $188.69      $140.54      $128.86      $182.03

 Old peer Group...................     $100       $139.36      $164.78      $110.75      $122.46      $174.96


---------------

* Assumes that the value of the investment in Common Stock and each index was $100 on December 31, 1995, and that all dividends were reinvested. Investment is weighted on the basis of market capitalization.

NOTE: The stock price performance shown on the graph is not necessarily indicative of future price performance.

RETIREMENT BENEFITS

     The Company maintains a noncontributory qualified Retirement Plan which covers officers and other eligible employees. Benefits under the plan are payable on a straight life annuity basis and are based on the average monthly earnings and years of service of participating employees. Average monthly earnings used in calculating retirement benefits are primarily salary and bonus received by the participating employee during the 36 consecutive months of the last 120 months of service which produces the highest average monthly rate of earnings.

     In addition, the Company maintains an unfunded executive security plan, the Amended Executive Security Plan ("Amended Plan"), for executive officers and other defined key personnel. The Amended Plan provides for a monthly retirement income payment during retirement equal to a percentage of a participant's Earnings. "Earnings" is defined under the Amended Plan to mean a participant's average monthly rate of total compensation, primarily salary and bonus earned, including performance bonuses and incentive compensation paid after December 1, 1993, in the form of stock awards of the Company's Common Stock (excluding stock awards under the special incentive compensation strategy and contingent awards under the 1998 Performance Plan), for the 36 consecutive calendar months within the last ten-year period which produce the highest average monthly rate of compensation for the participant. The monthly retirement benefit percentage is defined as the sum of 4 percent of Earnings for each of the first ten years of employment, plus 2 percent of Earnings for each of the next ten years of employment, plus 1 percent of Earnings for each of the next ten years of employment. The maximum percentage is 70 percent. The Amended Plan provides for the payment by the Company of the difference, if any, between (a) the total retirement income payment calculated above and (b) the sum of retirement income payments from the Company's Retirement Plan and Social Security benefits.

     The Company also maintains the Funded Executive Security Plan ("Funded Plan") which covers only selected persons approved by the Chief Executive Officer, who are also participants in the Amended Plan, and provides participants with substantially the same aftertax benefits as the Amended Plan. Advance payments are made to the extent a participant is expected to incur a pre-retirement tax liability as a result of his participation in the Funded Plan. The Funded Plan is funded separately for each participant on an actuarially determined basis through a bank trust whose primary asset is an insurance contract providing for a guaranteed rate of return for certain periods. Amounts payable to participants from the Funded Plan reduce amounts otherwise payable under the Amended Plan.

     The following table shows the estimated annual benefits payable upon retirement under the Company's Retirement Plan, Amended Plan and the Funded Plan for employees in specified compensation and years of benefit service classifications without reference to any amount payable upon retirement under the Social Security law or any amount advanced before retirement. The estimated annual benefits shown are based upon the assumption that the plans continue in effect and that the participant receives payments for life. As of January 1, 2001, the federal tax law generally limits maximum annual retirement benefits payable by the Retirement Plan to any employee to $140,000, adjusted annually to reflect increases in the cost of living. However, since the Amended Plan and the Funded Plan are not qualified under Section 401 of the Internal

Revenue Code of 1986, as amended (the "Code"), it is possible for certain retirees to receive annual benefits in excess of this tax limitation.

         HIGHEST AVERAGE                         NUMBER OF YEARS OF BENEFIT SERVICE
           ANNUAL RATE              ------------------------------------------------------------
         OF COMPENSATION               10          15           20           25           30
         ---------------            --------   ----------   ----------   ----------   ----------
$ 400,000.........................  $160,000   $  200,000   $  240,000   $  260,000   $  280,000
$ 500,000.........................  $200,000   $  250,000   $  300,000   $  325,000   $  350,000
$ 600,000.........................  $240,000   $  300,000   $  360,000   $  390,000   $  420,000
$ 700,000.........................  $280,000   $  350,000   $  420,000   $  455,000   $  490,000
$ 800,000.........................  $320,000   $  400,000   $  480,000   $  520,000   $  560,000
$ 900,000.........................  $360,000   $  450,000   $  540,000   $  585,000   $  630,000
$1,000,000........................  $400,000   $  500,000   $  600,000   $  650,000   $  700,000
$1,100,000........................  $440,000   $  550,000   $  660,000   $  715,000   $  770,000
$1,200,000........................  $480,000   $  600,000   $  720,000   $  780,000   $  840,000
$1,300,000........................  $520,000   $  650,000   $  780,000   $  845,000   $  910,000
$1,400,000........................  $560,000   $  700,000   $  840,000   $  910,000   $  980,000
$1,500,000........................  $600,000   $  750,000   $  900,000   $  975,000   $1,050,000
$1,600,000........................  $640,000   $  800,000   $  960,000   $1,040,000   $1,120,000
$1,700,000........................  $680,000   $  850,000   $1,020,000   $1,105,000   $1,190,000
$1,800,000........................  $720,000   $  900,000   $1,080,000   $1,170,000   $1,260,000
$1,900,000........................  $760,000   $  950,000   $1,140,000   $1,235,000   $1,330,000
$2,000,000........................  $800,000   $1,000,000   $1,200,000   $1,300,000   $1,400,000

     The years of benefit service as of December 31, 2000, for the named executive officers were as follows: Mr. Smith, 8 years; Mr. Van Kleef, 7 years; Mr. Reed, 26 years; Mr. Wormington, 5 years; and Mr. Reardon, 20 years.

     In addition to the retirement benefits described above, the Amended Plan provides for a pre-retirement death benefit payable over eight years of four times a participant's annual base pay as of December 1 preceding a participant's date of death, less the amount payable from the Funded Plan at the date of death. The amount payable from the Funded Plan at death is based on the actuarial value of the participant's vested accrued benefit, payable in 96 monthly installments or as a life annuity if a surviving spouse is the designated beneficiary.

EMPLOYMENT CONTRACTS, MANAGEMENT STABILITY AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Under an employment agreement dated November 1, 1997, as amended effective October 28, 1998, Mr. Smith is employed at an annual base salary of $770,000. Mr. Smith's employment agreement is for a term of three years and renews for an additional year on the first of November of each year, unless the Company terminates the agreement in accordance with its terms. Under separate employment agreements, also effective October 28, 1998, Mr. Van Kleef and Mr. Reed are employed at annual base salaries of $470,000 and $400,000, respectively. Messrs. Van Kleef's and Reed's employment agreements each have a term of two years and renew for an additional year on the twenty-third day of October of each year, unless the Company terminates the agreement in accordance with its terms. In addition to their base salaries, each of the employment agreements for the above executives provides that the Company shall establish an annual incentive compensation strategy for executive officers in which each executive shall be entitled to participate in a manner consistent with his position with the Company and the evaluations of his performance by the Board of Directors or any appropriate committee thereof. The target incentive bonus under the 2000 annual incentive compensation strategy was a percentage of the respective executive officer's annual base salary and was 75 percent for Mr. Smith, 60 percent for Mr. Van Kleef and 55 percent for Mr. Reed. Each of the employment agreements also provides that the executive will receive an annual amount ("flexible perquisite amount") to cover various business-related expenses such as dues for country, luncheon or social clubs; automobile expenses; and financial and tax planning expenses. The executive may elect at any time by written notice to the Company to receive in cash any of such flexible perquisite amount which has not been paid to or on behalf of the executive. The annual flexible perquisite amount is $30,000, $20,000 and $20,000 for Mr. Smith, Mr. Van Kleef and Mr. Reed, respectively. Each employment agreement also provides that the Company will pay initiation fees for social clubs and reimburse the executive for related tax expenses to the extent the Board of Directors, or a duly authorized committee thereof, determines such fees are reasonable and in the best interest of the Company.

     Each of the employment agreements with Mr. Smith, Mr. Van Kleef and Mr. Reed provides that in the event the Company should terminate such executive officer's employment without cause, if he should resign his employment for "good reason" (as "good reason" is defined in the employment agreements), or if the Company shall not have offered to such executive officer prior to the termination date of his employment agreement the opportunity to enter into a new employment agreement, with terms, in all respects, no less favorable to the executive than the terms of his current employment agreement, such executive will be paid a lump-sum payment equal to (i) three times (in the case of Mr. Smith) and two times (in the case of Messrs. Van Kleef and Reed) the sum of (a) his base salary at the then current rate and (b) the sum of the target bonuses under all of the Company's incentive bonus plans applicable to such executive for the year in which the termination occurs and (ii) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of the Company's incentive bonus plans applicable to such executive for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. Each executive shall also receive all unpaid bonuses for the year prior to the year in which the termination occurs and shall receive (i) for a period of two years continuing coverage and benefits comparable to all life, health and disability insurance plans which the Company from time to time makes available to its management executives and their families, (ii) a lump-sum payment equal to two times the flexible perquisites amount, and (iii) two years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, of the Company applicable to such executive on the date of termination. All unvested stock options held by the executive on the date of the termination shall become immediately vested and all restrictions on "restricted stock" then held by the executive shall terminate, except for awards under the 1998 Performance Plan.

     Each employment agreement further provides that, in the event such executive officer's employment is involuntarily terminated within two years of a change of control or if the executive officer's employment is voluntarily terminated within two years of a change of control "for good reason," as defined in each of the employment agreements, he shall be paid within ten days of such termination (i) a lump-sum payment equal to three times his base salary at the then current rate; (ii) a lump-sum payment equal to the sum of (a) three times the sum of the target bonuses under all of the Company's incentive bonus plans applicable to such executive for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of the Company's incentive bonus plans applicable to such executive for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination; and (iii) a lump-sum payment equal to the amount of any accrued but unpaid bonuses. The Company (or its successor) shall also provide (i) for a period of three years continuing coverage and benefits comparable to all life, health and disability plans of the Company in effect at the time a change of control is deemed to have occurred; (ii) a lump-sum payment equal to three times the flexible perquisites amount; and (iii) three years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, of the Company applicable to such executive on the date of termination. A change in control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and
(B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Company's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     Each employment agreement further provides that if remuneration or benefits of any form paid to them by the Company or any trust funded by the Company during or after their employment with the Company are excess parachute payments as defined in Section 280G of the Code, and are subject to the 20 percent excise tax imposed by Section 4999 of the Code, the Company shall pay Mr. Smith, Mr. Van Kleef and Mr. Reed a bonus no later than seven days prior to the due date for the excise tax return in an amount equal to the excise tax payable as a result of the excess parachute payment and any additional federal income taxes (including any additional excise taxes) payable by them as a result of the bonus, assuming that they will be subject to federal income taxes at the highest individual marginal tax rate.

     The Company has separate Management Stability Agreements ("Stability Agreements") with Mr. Wormington and Mr. Reardon which are only operative in the event of a change of control of the Company. The Stability Agreements provide that, if either Mr. Wormington's or Mr. Reardon's employment is involuntarily terminated within two years of a change of control or if either Mr. Wormington or Mr. Reardon voluntarily terminates his employment within two years of a change of control "for good reason," as defined in the Stability Agreements, he shall be paid within ten days of such termination (i) a lump-sum payment equal to two times his base salary at the then current rate and (ii) a lump-sum payment equal to the sum of (a) two times the sum of the target bonuses under all of the Company's incentive bonus plans applicable to Mr. Wormington and Mr. Reardon, respectively, for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of the Company's incentive bonus plans applicable to Mr. Wormington and Mr. Reardon, as applicable, for the year in which the termination occurs, prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. The Company (or its successor) shall also provide continuing coverage and benefits comparable to all life, health and disability plans of the Company for a period of 24 months from the date of termination and Mr. Wormington and Mr. Reardon would each receive two years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, of the Company applicable to such executive on the date of termination. A change of control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one year thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Company's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, or (iv) there shall be, in the case of Mr. Wormington, (A) a direct or indirect sale of all or substantially all of the assets of the Company's refining and marketing business, or (B) the sale of a subsidiary (or affiliate) of the Company that conducts all or substantially all of the Company's refining and marketing business, or (C) a merger, joint venture or other business combination involving the Company's refining and marketing business, and as a result of such sale of assets, sale of stock, merger, joint venture or other business combination, the Company shall cease to have the power to elect a majority of the Board of Directors (or the other equivalent governing or managing body) of the entity which acquires, or otherwise controls or conducts the Company's refining and marketing business.

     In order to participate in the 1998 Performance Plan, the parties to the employment agreements and management stability agreements described above are required to acknowledge that the rights and benefits under the 1998 Performance Plan shall not be deemed an "incentive bonus plan" or other bonus or compensation arrangement which shall be accelerated, multiplied or otherwise required to be provided or enhanced under the employment agreement or management stability agreement.

                     2. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries for fiscal year 2001 be ratified by the stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the 2001 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the annual meeting if they desire to do so. Under Delaware law, the Restated Certificate of Incorporation and By-laws, a majority of the votes cast are required to approve the ratification of the appointment of Deloitte & Touche LLP as auditors. Abstentions and Broker Non-Votes are not votes "cast" on the question and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 2001.

                             ---------------------

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2000

     In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is composed of three directors who are not officers of the Company. The Audit Committee Chairman, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company's controller and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization responsibilities, budget and staffing and concurred in the appointment of the head of the Internal Audit department. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed priority items that result from internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Steven H. Grapstein, Chairman
William J. Johnson
Donald H. Schmude

March 19, 2001

                             ---------------------

DELOITTE & TOUCHE LLP FEES FOR 2000

     The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $726,425.

     The aggregate fees for non-audit services rendered by Deloitte for the fiscal year ended December 31, 2000 were $1,079,628. Such fees related primarily to tax matters and assistance with various accounting projects. The Audit Committee of the Company's Board of Directors has considered whether such non-audit services rendered by Deloitte are compatible with maintaining the principal accountant's independence. The Company did not engage Deloitte to perform services related to financial information systems design and implementation.

                          3. EXPENSES OF SOLICITATION

     The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit by personal interview, telephone or similar means. All expenses in connection with the solicitation of proxies will be borne by the Company. Arrangements will be made by the Company for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals. The Company has retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. The Company will pay such organization its customary fees, estimated not to exceed $8,500, and will reimburse such organization for certain expenses.

                           4. STOCKHOLDERS' PROPOSALS

     Proposals of stockholders to be presented at the annual meeting to be held in 2002 must be received for inclusion in the Company's proxy statement and form of proxy by December 23, 2001.

                                5. OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

                                            By Order of the Board of Directors,

                                                     JAMES C. REED, JR.
                                                         Secretary

April 23, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is a committee of the Board of Directors of Tesoro Petroleum Corporation (the "Company"). The Audit Committee plays a critical role in the financial reporting system by overseeing and monitoring management and the external auditor's participation in the financial reporting process. The Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The primary functions of the Audit Committee are as follows:

I. PURPOSES

     - To aid the individual directors and the Board of Directors as a whole in performing and fulfilling their oversight responsibilities for financial information and reporting to the public and any regulatory body.

     - To aid in maintaining the quality, reliability, credibility and integrity of accounting policies, financial reporting and disclosures.

     - To oversee, recommend and support, with management and/or the Board of Directors, as appropriate, efforts to improve and maintain adequate standards and procedures for accounting and internal controls.

     - To provide open communication between the Board of Directors and accounting, legal, internal audit and the external auditor.

     - To recommend and support, with management and/or the Board of Directors, as appropriate, efforts to assure the Company's compliance with the requirements of the Foreign Corrupt Practices Act of 1977, as amended.

II. COMPOSITION

     - Composed of at least three members elected by the Board of Directors and shall be comprised of members of the Board of Directors independent of management as defined in the applicable listing standards, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as an Audit Committee member.

     - Each member will serve for a one-year term and may be reelected for successive terms.

     - One member will be elected by the Board of Directors as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the Committee.

     - Each member shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

     - At least one member must have financial accounting or related financial management expertise, professional certification in accounting or other experience or background, which in the business judgment of the Board of Directors establishes that the member is financially sophisticated.

III. MEETINGS

     - The Audit Committee will meet four times annually or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     - At each meeting, the Audit Committee will meet with Internal Audit and the external auditor in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.

IV. DUTIES AND RESPONSIBILITIES

  Financial Reporting Processes

     - Discuss with management and the external auditor their views about the quality and appropriateness of accounting principles and practices used or proposed to be adopted, including any material suggested changes.

     - Discuss with the external auditor the judgments about the clarity, consistency and completeness of financial statements and related disclosures.

  Documents/Reports Review

     - Discuss the financial statements with management and the external auditor.

     - Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     - Discuss interim financial information included in earnings releases and reports on Form 10-Q with management and discuss the external auditor's review of such information with the external auditor prior to distribution.

     - Consider and review with Internal Audit and the external auditor:

        - The adequacy of the Company's internal controls including computerized information system controls and security.

        - Related findings and recommendations of Internal Audit and the external auditor together with management's responses.

     - Consider and review with management, Internal Audit and the external auditor, as appropriate:

        - Significant findings during the year, including the status of previous audit recommendations.

        - Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

        - Any changes required in the planned scope of the Internal Audit Plan.

        - The Internal Audit Department charter, budget and staffing.

     - Review the results of the annual internal audits.

     - Review and update the Audit Committee's Charter annually.

  External/Internal Auditors

     - Evaluate and recommend to the Board of Directors the selection or replacement of the external auditor. In connection with such recommendation, the Audit Committee shall remind the external auditor of its ultimate accountability to the Audit Committee and the Board of Directors.

     - Ensure that the external auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the Company and the external auditor, as required by Independence Standards Board Statement No. 1, and actively engage in a dialogue with the external auditor with respect to any disclosed relationships and services that may impact the external auditor's objectivity or independence.

     - Review with Internal Audit, the Controller and the external auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources. Included in this review will be the annual external and internal auditors' plans for the year, plus supplemental audits as necessary.

     - Review with management and the external auditor the result of annual audits and related comments with other committees as deemed appropriate including:

        - The external auditor's audit of the annual financial statements, accompanying footnotes and its report thereon.

        - Any significant changes required in the external auditor's audit plans.

        - Any difficulties or disputes with management encountered during the course of the audit.

        - Other matters, including a discussion of the impact of audit adjustments, related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

     - Review and concur in the appointment, replacement, reassignment or dismissal of the head of Internal Audit.

  Process Improvement

     - Inquire of management, Internal Audit, the Controller and the external auditor about significant risks or exposures and assess the steps management has taken to minimize such risks.

     - Report annually to the Board of Directors on significant activities of the Audit Committee.

  Ethical and Legal Compliance

     - Review with General Counsel, legal and regulatory matters that may have a material impact on the financial statements and related disclosures and compliance policies.

     - Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation. The Audit Committee shall have unrestricted access to Company documents and personnel and will be given the resources, particularly in-house personnel, necessary to discharge its responsibilities. The Audit Committee shall have the authority to conduct, hire third parties, expend monies (up to $100,000 for any one investigation or project without approval of the majority of the Board of Directors) or request the conduct of any special investigations it deems appropriate and necessary to carry out its oversight responsibility.

     - Review the results of the annual Certificate of Compliance required to be executed by the Board of Directors and certain officers and employees. This annual certification relates to compliance with certain Company policies related to business practices and ethics.

                                 [Front of card]


                          TESORO PETROLEUM CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 23, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

       The undersigned hereby appoints BRUCE A. SMITH and JAMES C. REED, JR., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Petroleum Corporation (the "Company") held in the name of the undersigned at the close of business on March 29, 2001, at the Annual Meeting of Stockholders to be held at the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado, on Wednesday, May 23, 2001, at 10:00 A.M. Mountain time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposal, more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting.


                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 [Back of card]

          PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK [X]

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

ITEM 1 - Election of 7 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).

[ ]  FOR all nominees                 [ ]  WITHHELD for all nominees

Nominees: Steven H. Grapstein; William J. Johnson; Raymond K. Mason, Sr.; Donald H. Schmude; Bruce A. Smith; Patrick J. Ward; and Murray L. Weidenbaum.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE. AUTHORITY IS GRANTED TO VOTE FOR THE ELECTION OF EACH NOMINEE UNLESS SPECIFICALLY WITHHELD.

ITEM 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001.

[ ]  FOR                  [ ]  AGAINST                   [ ] ABSTAIN

ITEM 3 - To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.



Dated:                                                                    , 2001
      --------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------




PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 [Front of card]

                    TESORO PETROLEUM CORPORATION THRIFT PLAN

                                     AND/OR


                TESORO PETROLEUM CORPORATION RETAIL SAVINGS PLAN

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 23, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


           The undersigned participant in the TESORO PETROLEUM CORPORATION THRIFT PLAN and/or TESORO PETROLEUM CORPORATION RETAIL SAVINGS PLAN (the "Plan(s)") hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado, on Wednesday, May 23, 2001, at 10:00 A.M. Mountain time, and directs Fidelity Management Trust Company, Trustee, to vote (or cause to be voted) all shares of Common Stock of Tesoro Petroleum Corporation (the "Company") allocated to the undersigned's account under the Plan(s) and held in the Trustee's name at the close of business on March 29, 2001, at said meeting and at any adjournment thereof. Said Trustee is authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposal, more fully set forth in the Proxy Statement, and in its discretion upon such other matters as may properly come before the meeting.

                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 [Back of card]

          PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK [X]


THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

ITEM 1 - Election of 7 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).

[ ]  FOR all nominees                   [ ]  WITHHELD for all nominees

Nominees: Steven H. Grapstein; William J. Johnson; Raymond K. Mason, Sr.; Donald
H. Schmude; Bruce A. Smith; Patrick J. Ward; and Murray L. Weidenbaum.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

ITEM 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001.

[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

ITEM 3 - To transact such other business as may properly come before the meeting or any adjournment thereof.




Dated:                                                                  , 2001
        ---------------------------------------------------------------
Signature:
            -------------------------------------------------------------------


PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE